UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as Specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Resolute Forest Products Inc.

111 Robert-Bourassa Blvd., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) Resolute Forest Products Inc. held its annual meeting of stockholders on May 24, 2019.

(b) The stockholders:

•	elected each of the nine director nominees listed below to hold office until the 2020 annual meeting of stockholders, or until his or her successor has been elected and qualified;

•	ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2019 fiscal year;

•	adopted a non-binding resolution approving executive compensation; and

•	approved the company’s 2019 Equity Incentive Plan and its material terms.

1.    Vote on the election of directors:

	For	Against	Abstain	Broker non-votes
Randall C. Benson	74,633,619	1,213,011	5,057,353	3,063,591
Suzanne Blanchet	75,096,530	748,236	5,059,217	3,063,591
Jennifer C. Dolan	74,724,118	1,121,343	5,058,522	3,063,591
Richard D. Falconer	74,541,226	1,305,351	5,057,406	3,063,591
Jeffrey A. Hearn	74,843,072	1,004,053	5,056,858	3,063,591
Yves Laflamme	74,975,147	871,613	5,057,223	3,063,591
Bradley P. Martin	73,756,299	2,090,278	5,057,406	3,063,591
Alain Rhéaume	74,549,140	1,296,708	5,058,135	3,063,591
Michael S. Rousseau	74,545,508	1,295,430	5,063,045	3,063,591

2.    Vote on the ratification of the appointment of PricewaterhouseCoopers LLP:

For	83,667,344
Against	289,127
Abstain	11,106
Broker non-votes	0

3.    Advisory vote to approve executive compensation:

For	73,515,341
Against	7,329,871
Abstain	58,771
Broker non-votes	3,063,591

4.    Approval of the company’s 2019 Equity Incentive Plan and its material terms:

For	74,927,512
Against	5,963,197
Abstain	13,274
Broker non-votes	3,063,591

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resolute Forest Products Inc.

Date: May 29, 2019	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer